UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On February 27, 2015, the Board of Directors of Collectors Universe, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws, as then in effect. That Bylaw amendment adds a new Section 9 of Article VII of the Bylaws which designates the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum. The foregoing description of the Bylaw amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Company’s Second Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.3A to and is incorporated herein by reference into this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description of Exhibit

3.3A	Second Amended & Restated Bylaws adopted February 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: March 3, 2015	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.3A	Second Amended & Restated Bylaws adopted February 27, 2015

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